Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 13, 2023 (the “Effective Date”), between Ault Alliance, Inc., a Delaware corporation (the “Company”), and Ault & Company, Inc., a Delaware corporation (the “Purchaser”).

PREAMBLE

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Transaction”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Transaction will be conducted in reliance upon Section 4(a)(2) of the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.21.

“Action” shall have the meaning ascribed to such term in Section 3.1(m).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(oo).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” shall have the meaning ascribed to such term in Section 2.1.

“Closing Date” shall mean the Trading Day on which the Closing is held, and is the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount at such Closing and (ii) the Company’s obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion Price” shall have the meaning ascribed to such term in the Note.

“Conversion Shares” shall have the meaning ascribed to such term in the Note.

“Copyrights” shall have the meaning ascribed to such term in Section 3.1(y).

“COVID-19” means the disease known as coronavirus or COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, or directive by any Governmental Entity.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(t).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Approval” means approval of the issuance of Common Stock contemplated by this Agreement by the Principal Market, which approval shall be obtained (i) in the case of the initial Conversion Shares in an amount of up to 7,155,216 shares of Common Stock (as limited by the Exchange Cap)and (ii) in the case of the remaining Conversion Shares, no later than five (5) calendar days after the Company shall have obtained Stockholder Approval to issue such Conversion Shares.

“Exchange Cap” shall mean that number of shares of Common Stock or Common Stock Equivalents pursuant to this Agreement and the other Transaction Documents to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued as well as permitted to vote pursuant to this Agreement and such Transaction Documents would not exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof.

“Exempt Issuance” means the issuance of (i) shares of Common Stock, restricted stock units or stock options (and Common Stock issued upon exercise of such securities) to employees, officers, consultants, advisors or directors of the Company in consideration of services to the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the members of the Board of Directors or a majority of the members of a committee of directors established for such purpose, not to exceed fifteen percent (15%) of the shares of Common Stock issued and outstanding on the Effective Date, (ii) the Securities issued hereunder and any Common Stock or other securities issued upon the conversion, exercise, or exchange of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities; (iii) shares of Common Stock issued upon any anti-dilution adjustment to Common Stock and Common Stock Equivalents held by current unaffiliated security holders as of the date of this Agreement; (iv) securities issued to any underwriter, placement agent or other registered broker-dealer as reasonable commissions or fees in connection with any financing transactions; (v) securities issued pursuant to any merger, acquisition, asset purchase or similar transaction approved by the Board of Directors or a duly authorized committee thereof, provided that any such issuance shall only be to a Person or Persons (or to the equity holders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (vi) securities issued pursuant to any purchase money equipment loan, capital leasing arrangement or debt financing from a commercial bank or similar financial institution.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(oo).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(p).

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(q).

“Indemnitee” shall have the meaning ascribed to such term in Section 3.1(g).

“Indemnified Liabilities” shall have the meaning ascribed to such term in Section 3.1(g).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(y).

“Issuable Shares” means the Conversion Shares and the Warrant Shares.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(t).

“Knowledge” means, with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Law” means any federal, state, local, municipal, foreign, multi-national or other law, common law, statute, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Listing Default” shall have the meaning ascribed to such term in Section 4.13.

“Marks” shall have the meaning ascribed to such term in Section 3.1(y).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(n).

“Material Agreement” means any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Purchaser or any Affiliate of Purchaser is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q and 8-K.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(w).

“Maximum Rate” shall have the meaning ascribed to such term in Section 6.13.

“Note” means the 10% Senior Secured Convertible Promissory Note due, subject to the terms therein, five (5) years from its date of issuance, issued by the Company to the Purchaser hereunder, in the form of Exhibit A attached hereto.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(bb).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(aa).

“Officer’s Certificate” has the meaning set forth in the Section 2.3(b)(i) hereof.

“Order” means any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent.

“Patents” shall have the meaning ascribed to such term in Section 3.1(y).

“Permitted Liens” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; and (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature that are not past due, in each case in the ordinary course of business, but excluding any contract for the payment of money.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” shall mean the NYSE American, LLC.

“Principal Market Rules” means the rules and regulations of the Principal Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Proxy Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Proxy Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Removal Date” means the date that all of the issued Issuable Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirements under Rule 144 and without volume or manner-of-sale restrictions.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the conversion of the Note or exercise of the Warrants, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price and Exercise Price is at all times on and after the date of determination 200% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rights in Mask Works” shall have the meaning ascribed to such term in Section 3.1(y).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“SBA” means the United States Small Business Administration.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(p).

“Securities” means the Note, the Conversion Shares, the Warrant and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchaser, in the form of Exhibit B attached hereto.

“Security Documents” shall mean the Security Agreement, the Subordination Agreement and any other documents and filing required thereunder in order to grant the Purchaser a security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Principal Market Rules (or the applicable rules and regulations of any successor entity) from the stockholders of the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of all of the Issuable Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subordination Agreement” shall mean the Subordination Agreement, dated as of the date hereof, by and among the Company, the Secured Party (as defined therein), the Purchaser and the other signatories thereto, in the form attached hereto as Exhibit C.

“Subscription Amount” means $17,519,832, which will be comprised of the following: (i) cancellation of $4,625,000 of cash loaned by the Purchaser to the Company since June 8, 2023 pursuant to a short-term loan agreement (the “Loan Agreement”); (ii) cancellation of $11,644,832 of term loans made by the Company to the Purchaser in exchange for the Purchaser assuming liability for the payment of $11,644,832 of secured notes (the “Secured Notes”); and (iii) the retirement of $1,250,000 stated value of 125,000 shares of the Company’s Series B Convertible Preferred Stock (representing all shares issued and outstanding of that series) being transferred from the Purchaser to the Company.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable and with regard to future events, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Termination Date” shall have the meaning ascribed to such term in Section 2.1.

“Trade Secrets” shall have the meaning ascribed to such term in Section 3.1(y).

“Trading Day” means a day on which the Principal Market is open for trading; provided, that in the event that the Common Stock is not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, OTCQB, OTCQX, or the OTC Pink (or any successors to any of the foregoing). Notwithstanding the foregoing, term “Trading Market” shall only include the OTC Pink for any interim period of time required upon the Company’s delisting from any other Trading Market provided that the Company shall be required to list its Common Stock for trading or quotation on another Trading Market (excluding the OTC Pink) promptly upon such delisting and the failure to do so shall constitute a default under the terms of this Agreement and the other Transaction Documents.

“Transaction” shall have the meaning ascribed to such term in the Preamble.

“Transaction Documents” means this Agreement, the Note, the Warrant, the Security Agreement, the Subordination Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, N.A., and any successor transfer agent of the Company or, if the Company has not appointed a Transfer Agent, the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to reserve the Issuable Shares pursuant to the Transaction Documents in the form attached hereto as Exhibit E.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant” means the Warrant in the form attached hereto as Exhibit D.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrant.

ARTICLE II

PURCHASE AND SALE

2.1          Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Securities for the Subscription Amount (such purchase and sale being the “Closing”). Contemporaneously with or promptly following the Closing, the Purchaser shall deliver to the Company the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser and the Company shall, on the Closing Date, deliver to the Purchaser a certificate representing the Note and the Warrant purchased by the Purchaser at the Closing as determined pursuant to Section 2.2(a). The Company and the Purchaser shall also deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 and receipt of the Subscription Amount by the Company, the Closing shall occur at the principal offices of the Company or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Closing Date shall occur on or before October 20, 2023, provided, however, that the Purchaser may extend such Closing Date up to two times, by up to 30 days each extension, by notice to the Company (such outside date, “Termination Date”). If the Closing is not held on or before the Termination Date, the Company shall cause the Subscription Amount to be returned, without interest thereon or deduction therefrom to the Purchaser.

2.2          Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)       this Agreement duly executed by the Company;

(ii)       the Note in the principal amount of $17,519,832.00

(iii)       the Security Agreement;

(iv)       the Subordination Agreement;

(v)       the Warrant;

(vi)       the Transfer Agent Instruction Letter;

(vii)       an Officer’s Certificate (as hereinafter defined), executed by an officer of the Company;

(viii)       all documents, instruments and other writings required to be delivered by the Company to the Purchaser on or before the applicable Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated hereby.

The purchase of the Note will be completed in a single tranche as provided herein.

(b)       On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)       this Agreement duly executed by the Purchaser; and

(ii)       the Subscription Amount, consisting of (A) the evidence of the cancellation of the amount owed under the Loan Agreement as of the date of this Agreement, (B) the surrender for cancellation of the Secured Notes, and (C) the surrender for elimination of the Certificate of Designations of the Series B Convertible Preferred Stock.

2.3          Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Purchaser under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)       the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv)       the Company shall have received the executed signature page to this Agreement from the Purchaser and the Company shall have received payment representing the Subscription Amount from the Purchaser.

(b)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)       each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date, including, without limitation the issuance of all Securities on the Closing Date as required by the Transaction Documents and the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents and the Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser in the form acceptable to Purchaser (the “Officer’s Certificate”);

(ii)       the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iii)       All necessary actions to be taken by the Company in connection with the Transaction and all documents incident thereto shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it or they may request;

(iv)       there is no breach of any obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents;

(v)       there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)       All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Authority which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Transactions shall have been obtained or made;

(vii)       from the date hereof to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(viii)       the Company shall have received the executed signature page to this Agreement from the Purchaser and the Company shall have received payment representing the Subscription Amount from the Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants to the Purchaser that the following representations and warranties are true and correct as of the date of this Agreement and the Closing Date:

(a)       Organization and Qualification. The Company and each of the direct and indirect subsidiaries of the Company listed on Schedule 3.1(a) (the “Subsidiaries”) is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing in the states required due to (i) the ownership or lease of real or personal property for use in the operation of the Company’s business or (ii) the nature of the business conducted by the Company, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby, subject to the Required Approvals. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). All of the Subsidiaries and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens except Permitted Liens, and subject to the Required Approvals, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)       Issuance of Securities. The issuance of each of the Note, Warrant, Conversion Shares and Warrant Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement, the Note and the Warrant, as applicable, will be validly issued, fully paid and non-assessable and free and clear of all liens, Encumbrances and rights of refusal of any kind and, if applicable at the time, subject to the Required Approvals. The issuance of the Warrant is duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, subject to the Required Approvals. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals, a Form 8-K and the applicable stockholder approval and notification regarding the listing of additional shares. This Agreement and each other Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not, except as set forth on Schedule 3.1(d): (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 4.2, 4.7 and 4.20 of this Agreement; (ii) the notice and/or application(s) to the Principal Market, and the receipt of Stockholder Approval required for the conversion of the Note and the listing of the Issuable Shares for trading thereon in the time and manner required thereby; and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)       No Financial Advisor. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Securities and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(g)       Seniority. Other than as set forth on Schedule 3.1(g), as of the Closing Date, no Indebtedness or other claim against the Company is senior to the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(h)       Capitalization and Additional Issuances. The capitalization of the Company is as set forth in Schedule 3.1(h). Except as disclosed on Schedule 3.1(h), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(h), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(h), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(i)       Private Placements. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(j)       Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Note will neither be nor be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(k)       Listing and Maintenance Requirements; Principal Market Regulation.

(i)       The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as disclosed on Schedule 3.1(k), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(ii)       The Company shall not issue or sell any shares of Common Stock or Common Stock Equivalents pursuant to this Agreement and the other Transaction Documents to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and such Transaction Documents would exceed the Exchange Cap, unless and until the Company obtains Stockholder Approval of the transactions contemplated by this Agreement and such Transaction Documents and the stockholders of the Company as well as, subsequently, the Principal Market have in fact approved the transactions contemplated by this Agreement and such Transaction Documents in accordance with the applicable rules and regulations of the applicable Principal Market, and the Certificate of Incorporation and bylaws of the Company. The Company agrees to submit the application to the Principal Market to obtain Exchange Approval within three (3) days of the Closing Date. The Company shall file a preliminary proxy statement on Schedule 14A (the “PRE 14A”) with the Commission no later than thirty (30) days following the Closing Date for a special meeting of its stockholders (or its annual meeting of its stockholders) in order to obtain all necessary approvals of the sale and issuance of the remaining Conversion Shares not subject to the Exchange Cap and the Warrant Shares consistent with the rules and regulations of the Principal Market, including but not limited to Section 713 of the NYSE American LLC Company Guide. In addition, the PRE 14A shall include the unanimous recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal including, if requested by the Purchaser, the retention and utilization of a nationally known proxy solicitation firm. The Company shall use its reasonable best efforts to: (i) promptly clear any comments received by the Commission on the PRE 14A and thereafter file a definitive proxy statement on Schedule 14A related to the meeting of its stockholders, and (ii) obtain such Stockholder Approval. If the Company does not obtain Stockholder Approval at the first such meeting, and in any event within 75 days of the Closing Date, the Company shall call a meeting every two (2) months thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Securities are no longer outstanding. In the event that the Company has not been able to clear comments with the Commission on the PRE 14A within 60 days of the Closing Date, unless waived by the Purchaser (a “Proxy Failure”), the Company will provide prompt written notification to the Purchaser regarding the status of the comments with the Commission and the parties will, in good faith, attempt to achieve a mutually satisfactory plan to address such comments, and the Company shall make Proxy Failure Payments until it has cleared such comments. In the event of a Proxy Failure, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay, an amount in cash equal to one percent (1.0%) of the Subscription Amount of the Purchaser’s Securities held by the Purchaser on the day of a Proxy Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) thereafter until the date such Proxy Failure is cured by the clearing Commission comments. The payments to which the Purchaser shall be entitled pursuant to this Section 3.1(k)(ii) are referred to herein as “Proxy Failure Payments.” Proxy Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Proxy Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Proxy Failure Payments is cured. In the event the Company fails to make Proxy Failure Payments in a timely manner, such Proxy Failure Payments shall bear interest at the rate of 1.5% per month (pro-rated for partial months) until paid in full.

(l)       Shell Company Status. The Company is not and has not been a “shell company,” as such term is defined in Rule 144 under the Securities Act, since January 1, 2021.

(m)       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as set forth in Schedule 3.1(m), or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(n)       Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its and its Subsidiaries’ relations with their respective employees are good.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except as disclosed in Schedule 3.1(n) or where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

(o)       Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.  The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(p)       SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). Except as disclosed on Schedule 3.1(p), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(q)       Indebtedness and Other Contracts. Except as set forth on Schedule 3.1(q), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(r)       No Undisclosed Events, Liabilities, Developments or Circumstances. Since January 1, 2021, except as set forth in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as set forth on Schedule 3.1(r), the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(r), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(s)       No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than pursuant to documents substantially identical to the Transaction Documents.

(t)       No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Transaction contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(u)       General Solicitation. None of the Company, any of its Affiliates or any person acting on behalf of the Company or such Affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(v)       Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(w)       Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(x)       Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as set forth on Schedule 3.1(x) and except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, or where the failure of a lease to be enforceable would not result in a Material Adverse Effect.

(y)       Intellectual Property.

(i)       The term “Intellectual Property Rights” includes:

(A)       the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

(B)       all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents”);

(C)       all copyrights in both unpublished works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

(D)       all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works”); and

(E)       all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii)       Agreements. Except as set forth on Schedule 3.1(y), there are no outstanding and, to the Company’s Knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii)       Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, except as set forth on Schedule 3.1(y), free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s Knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv)       Patents. The Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s Knowledge except as set forth in Schedule 3.1(y): (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)       Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and except as set forth on Schedule 3.1(y) are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. Except as set forth in Schedule 3.1(y), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s Knowledge, no such action is threatened with respect to any of the Marks. To the Company’s Knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)       Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing. To the Company’s Knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)       Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the Knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute and exclusive right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company, except as disclosed on Schedule 3.1(y). No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(z)       Stock Option Plans. Each stock option granted by the Company under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(aa)     Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(bb)     Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

(cc)     Reserved.

(dd)     Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee)     No Integrated Transaction. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the Principal Market on which any of the securities of the Company are listed or designated.

(ff)     Application of Takeover Protections. The Company and the Board of Directors will, no later than five (5) Business Days prior to the Closing Date, have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(gg)     Registration Rights. Except as set forth on Schedule 3.1(gg), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(hh)     Certain Fees. Except as disclosed on Schedule 3.1(hh), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(hh) that may be due in connection with the transactions contemplated by the Transaction Documents.

(ii)       Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, except as set forth in the SEC Reports: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(jj)     Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(jj), none of the officers or directors of the Company or any Subsidiary and, to the Knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company except as disclosed on Schedule 3.1(jj).

(kk)     Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Subscription Amount, except as set forth on Schedule 3.1(kk). Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(ll)     Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

(mm)   Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no Knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(mm) sets forth as of the date hereof all outstanding liens and secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Except as disclosed on Schedule 3.1(mm), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(nn)    Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(oo)    Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(pp)    Reserved.

(qq)    Accountants and Lawyers. The Company’s independent registered public accounting firm is set forth on Schedule 3.1(qq). To the Knowledge and belief of the Company, such accounting firm: (i) is an independent registered public accounting firm and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ended December 31, 2022. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(pp)    Material Agreements. Except for the Transaction Documents (with respect to clause (i) only) or as set forth on Schedule 3.1(pp) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any Material Agreement, (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(qq)    Promotional Stock Activities. Neither the Company, its officers, its directors, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(rr)      No “Off-balance Sheet Arrangements.” Other than as set forth in Schedule 3.1(rr), neither the Company nor any of its Affiliates is involved in any “Off-balance Sheet Arrangements”. For purposes hereof an “Off-balance Sheet Arrangement” means any transaction or contract to which an entity unconsolidated with the Company or any of its Affiliates is a party and under which either the Company or any such Affiliate has: (i) any obligation under a guarantee contract pursuant to which the Company or any of its Affiliates could be required to make payments to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets; (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company of any of its Affiliates; and (iv) any liability or obligation of the same nature as those described in clauses (i) through (iii) of this sentence even if of a different name (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company or any of its Affiliates’ financial statements.

(ss)     Transfer Taxes. On each date the Company issues Securities to the Purchaser, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(tt)      Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) any information which would qualify as “protected health information” under HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(uu)    Compliance with Data Privacy Laws. To the Knowledge of the Company, the Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”), if applicable. To the Company’s Knowledge, the Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements in all material respects, and none of such disclosures made or contained in any Policy have, to the Knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no Knowledge of any event or condition that would reasonably be expected to result in any such notice to the extent that it would result in a Material Adverse Effect; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(vv)    COVID-19; COVID-19 Measures.

(i)       the Company is not subject to (or has received an exclusion from the applicable Governmental Entity) COVID-19 Measures, such that the Company may not continue to operate in the ordinary course of business as of the Effective Date and the reasonably foreseeable future.

(ii)       Schedule 3.1(vv) sets forth a list of each loan or other financial grant for which the Company has applied or which it has received pursuant to any COVID-19 Measure, including any “Paycheck Protection Program” loan, “Economic Stabilization Fund” loan, or other SBA loan.

(iii)       the Company has in place and maintains in effect business continuity, risk management, emergency and disaster plans, procedures, protocols and facilities appropriate for the nature of the risks associated with the business of the Company.

(iv)       the Company has taken reasonable actions to (i) reduce the potentially adverse effects of COVID-19 and COVID-19 Measures on the Company, and (ii) assess and monitor risks which may arise from the continuation of the COVID-19 pandemic.

(v)       Except as set forth on Schedule 3.1(vv), as of the date hereof, the Company has not had, nor to the Knowledge of the Company are there any facts that would give rise to, any workforce changes resulting from disruptions due to COVID-19 or COVID-19 Measures, whether directly or indirectly, including any actual or expected terminations, layoffs, furlough, shutdowns (whether voluntary or by Order), or any changes to benefit or compensation programs, nor are any such changes currently contemplated.

(vi)       The Company has no Knowledge that any of the Company’s personnel has any plans to terminate his, her or its status as an employee or independent contractor of the Company or any of its Subsidiaries, including upon or in connection with the consummation of the transactions contemplated by this Agreement or as a result of COVID-19 or COVID-19 Measures.

(xx)     Reporting Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d), as applicable, of the Exchange Act.

(yy)     Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(zz)     Survival. The foregoing representations and warranties shall not survive the Closing Date.

3.2          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement and the Closing Date:

(a)       The Purchaser has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Purchaser, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)       The Purchaser acknowledges its understanding that the Transaction and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) of the Securities Act. In furtherance thereof, the Purchaser represents and warrants to the Company as follows:

(i)       The Purchaser realizes that the basis for the exemption from registration may not be available if, notwithstanding the Purchaser’s representations contained herein, the Purchaser is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser does not have any such intention.

(ii)       The Purchaser realizes that the basis for exemption would not be available if the Transaction is part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws, except sales pursuant to a registration statement or sales that are exempted under the Securities Act.

(iii)       The Purchaser is acquiring the Securities solely for the Purchaser’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Securities.

(iv)       The Purchaser has the financial ability to bear the economic risk of the Purchaser’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

(v)       The Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities. The Purchaser has not been organized solely for the purpose of acquiring the Securities.

(vi)       The Purchaser (together with its Advisors, if any) has received all documents requested by the Purchaser, if any, and has carefully reviewed them and understands the information contained therein, prior to the execution of this Agreement.

(c)       The Purchaser is not relying on the Company or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Purchaser has relied on the advice of, or has consulted with, only its Advisors.

(d)       The Purchaser has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Purchaser’s entire investment.

(e)       The Purchaser will not sell or otherwise transfer any Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Purchaser must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Purchaser is aware that the Securities are “restricted securities,” as such term is defined in Rule 144, and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Purchaser understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

(f)       No oral or written representations or warranties have been made, or information furnished, to the Purchaser or its Advisors, if any, by the Company or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries in connection with the Transaction, other than any representations of the Company contained herein, and in subscribing for the Securities, the Purchaser is not relying upon any representations other than those contained herein.

(g)       The Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to the Purchaser’s net worth, and an investment in the Securities will not cause such overall commitment to become excessive.

(h)       The Purchaser understands and agrees that the certificates for the Securities shall bear substantially the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)       Certificates evidencing Securities shall not be required to contain the legend set forth in Section 3.2 (h) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Purchaser provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Purchaser’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Purchaser as may be required above in this Section 3.2 (i), as directed by the Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and the Securities are Conversion Shares or Warrant Shares, credit the aggregate number of Conversion Shares or Warrant Shares to which the Purchaser shall be entitled to the Purchaser’s or its designee’s balance account with DTC through its Deposit and Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Purchaser or its designee. The Company shall be responsible for any transfer agent fees, fees of legal counsel to the Company or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(j)       Neither the Commission nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the Transaction. There is no government or other insurance covering any of the Securities.

(k)       The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(l)       The Purchaser is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors.

(m)       No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisors, if any, in connection with the Transaction that are in any way inconsistent with the information contained herein.

(n)       The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Transaction, and has so evaluated the merits and risks of such investment. The Purchaser has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the Transaction. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)       The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other applicable Transaction Documents and shall have the rights and obligations of the Purchaser under this Agreement.

(b)       The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on the Securities in the following form:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Company acknowledges and agrees that, the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the other applicable Transaction Documents and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities into the name of the pledgees or secured parties, in their respective capacities as such.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)       Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of any such securities are effective under the Securities Act; (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144; if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall upon request of the Purchaser and at the Company’s sole expense cause its counsel (or at the Purchaser’s option, counsel selected by the Purchaser) to issue a legal opinion reasonably satisfactory to the Company to the Transfer Agent promptly after any of the events described in (i)-(ii) in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder (with a copy to the applicable Purchaser and its broker). If all or any portion of either the Note or Warrant is converted or exercised, respectively, at a time when there is an effective registration statement to cover the resale of the Conversion Shares or Warrant Shares, or if such Conversion Shares or Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than 9:00 AM the next Trading Day following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares or Warrant Shares issued with a restrictive legend (such Trading Day, the “Legend Removal Date”), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares of Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for the Conversion Shares and Warrant Shares that are subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d)       In lieu of delivering physical certificates representing the unlegended shares, upon request of the Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon and provided it is commercially reasonable for the Company to do so, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its DWAC system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system and such Securities are Conversion Shares or Warrant Shares. Such delivery must be made on or before the Legend Removal Date.

(e)       In the event the Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, the Company may not refuse to deliver unlegended shares based on any claim that the Purchaser or anyone associated or affiliated with the Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Purchaser in the amount of the greater of (i) 120% of the amount of the aggregate stated value of the Conversion Shares or the Warrant Shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

4.2          Furnishing of Information; Public Information.

(a)       From the Closing Date until no Purchaser holds any Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)       At any time commencing on the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the Subscription Amount of the Purchaser’s Securities held by the Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the Conversion Shares or Warrant Shares pursuant to Rule 144. The payments to which the Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (pro-rated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities by the Company in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4          Publicity.  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, delayed, denied or conditioned, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market unless the name of the Purchaser is already included in the body of the Transaction Documents, without the prior written consent of the Purchaser, except: (a) as required by federal or state securities law in connection with the filing of final Transaction Documents with the Commission, or (b) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.5          Subsequent Equity Sales.

(a)       From the date hereof until the 24-month anniversary thereof, if the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person (except as to any Person set forth on Schedule 4.5 hereto) to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price or Exercise Price (such lower price, the “Base Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price or Exercise Price, such issuance shall be deemed to have occurred for less than the Conversion Price or Exercise Price on such date of the Dilutive Issuance), then the Conversion Price or Exercise Price shall be reduced to equal the Base Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Purchaser in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4.5(a), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4.5(a), upon the occurrence of any Dilutive Issuance, the Purchaser is entitled to receive a number of Conversion Shares or Warrant Shares based upon the Base Price on or after the date of such Dilutive Issuance, regardless of whether the Purchaser accurately refers to the Base Price in the Notice of Conversion or Notice of Exercise. For the avoidance of doubt, this Section 4.5(a) shall apply only so long as the Note has not been repaid

(b)       From the date hereof until the 24-month anniversary thereof, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. For the avoidance of doubt, the 24-month sunset on this Section 4.5(b) shall apply only so long as the Note is not in default or has otherwise been repaid; provided, however, that in the event that the proceeds of such Variable Rate Transaction are being used in whole or in part to defease any remaining balance due on the Note, then this provision shall not operate to prevent such Variable Rate Transaction.

(c)       Notwithstanding the foregoing, this Section 4.5 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.6          Exchange Transactions. From the date hereof until the 24-month anniversary thereof, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Purchaser (which consent may be withheld, delayed or conditioned in the Purchaser’s sole discretion), directly or indirectly: (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person (other than the Purchaser) relating to any exchange (i) of any security of the Company or any of its Subsidiaries for any other security of the Company or any of its Subsidiaries; or (ii) of any indebtedness or other securities of, or claim against, the Company or any of its Subsidiaries relying on the exemption provided by Section 3(a)(10) of the Securities Act (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any Person (other than the Purchaser); or (c) participate in any discussions, conversations, negotiations or other communications with any Person (other than the Purchaser) regarding any Exchange Transaction, or furnish to any Person (other than the Purchaser) any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Purchaser) to seek an Exchange Transaction involving the Company or any of its Subsidiaries. In addition, for so long as any of the Securities remain outstanding, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Purchaser (which consent may be withheld, delayed or conditioned in the Purchaser’s sole discretion), directly or indirectly, cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Purchaser) to effect any acquisition of securities or indebtedness of, or claim against, the Company by such Person from an existing Purchaser of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a “Third Party Exchange Transfer”). The Company, its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons (other than the Purchaser) with respect to any of the foregoing. The Company shall promptly (and in no event later than 24 hours after receipt) notify (which notice shall be provided orally and in writing and shall identify the Person making the inquiry, request, proposal or offer and set forth the material terms thereof) the Purchaser after receipt of any inquiry, request, proposal or offer relating to any Exchange Transaction or Third Party Exchange Transfer, and shall promptly (and in no event later than 24 hours after receipt) provide copies to the Purchaser of any written inquiries, requests, proposals or offers relating thereto. The Company agrees that it and its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives Subsidiaries will not enter into any agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to the Purchaser in accordance with this provision. For all purposes of this Agreement, violations of the restrictions set forth in this Section 3(h) by any Subsidiary or affiliate of the Company, or any officer, employee, director, agent or other representative of the Company or any of its Subsidiaries or affiliates shall be deemed a direct breach of this Section 4.6 by the Company.

4.7          Securities Laws Disclosure. The Company shall file a Current Report on Form 8-K, including the Transaction Documents and a press release as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such Form 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

4.8          Reserved.

4.9          Reserved.

4.10       Certain Limitations. Notwithstanding anything contained in any Transaction Document to the contrary, the parties covenant and agree that the Purchaser shall not convert any portion of the Note or exercise any of the Warrant into shares of Common Stock, or to sell any Conversion Shares or Warrant Shares, unless and until the Company obtains Exchange Approval and, if applicable, Stockholder Approval of the Transaction in accordance with the Principal Market Rules. The Purchaser further covenants and agrees not to vote any of its Securities at the meeting of the stockholders held for the purpose of obtaining such Stockholder Approval.

4.11       Primary Market Compliance. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the parties shall use commercially reasonable efforts to comply with the Principal Market Rules, including the listing requirements, and as long as the Common Stock remains listed on the Principal Market the parties shall not enforce any provision of any Transaction Document which does not comply with the Principal Market Rules.

4.12       Reservation of Common Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in amount equal to the Required Minimum. If, on any date including the Effective Date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

4.13       Listing of Common Stock. At all times subsequent to the Closing Date, the Company hereby agrees to maintain the listing of the Common Stock on the Trading Market on which it is listed, and following the Closing, Stockholder and final Exchange Approval, the Company, shall apply to list all of the Conversion Shares and the Warrant Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares and the Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares and the Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until five years after the Closing Date and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market until at least five years after the Closing Date. In the event the afore-described listing is not continuously maintained for five years after the date of such listing (a “Listing Default”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the Subscription Amount of the Securities then held by the Purchaser on the day of a Listing Default and on every thirtieth (30th) day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured. If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Purchaser.

4.14       Reserved.

4.15       Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein.

4.16       Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Note and of the Warrant Shares upon exercise of the Warrant may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares and the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute, but subject to the terms and conditions of the Transaction Documents, and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.17       Reserved.

4.18       Indemnification of Purchaser. Subject to the provisions of this Section 4.18, the Company will indemnify and hold the Purchaser and its officers, managers, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, managers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel retained to represent such Purchaser Party, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents or such Purchaser Party’s fraud, gross negligence or willful misconduct. The indemnification required by this Section 4.16 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to applicable law.

4.19       DTC Program. For a period of two (2) years from the Closing Date, the Company will employ as the transfer agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

4.20       Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the sale of the Securities by the Company under this Agreement as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.21       Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.22       Maintenance of Property. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

4.23       Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its then-incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.24       Restriction on Redemption and Cash Dividends. For as long as the Purchaser holds any portion of the Note (the “Obligation Period”), the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the written consent of the Purchaser. This Section 4.24 shall not apply to any spin-off by the Company of any securities of any Subsidiary.

4.25       Reserved.

4.26       Conversion Procedures. The form of Notice of Conversion included in the Note sets forth the totality of the procedures required of the Purchaser in order to convert the Note. No legal opinion, other information or instructions shall be required of the Purchaser to convert the Note or any portion thereof. The Company shall promptly honor conversions of the Note, whether in its entirety or any portion thereof, and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Note.

4.27       Inspection Rights. A representative of each of the Purchaser shall have the right upon reasonable notice and at its expense, to visit and inspect any of the properties, books and records of the Company and to discuss the Company’s affairs, finances and accounts with its directors, officers and employees. All inspection rights and information rights are subject to the confidentiality restrictions contained in any agreement entered into between the Company and the Purchaser.

4.28       Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.29       Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

ARTICLE V

TERMINATION

5.1          Termination.

(a)       The Purchaser may elect to terminate this Agreement upon the occurrence of any of the following:

(i)       if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any Subsidiary of the Company;

(ii)       the Company is in breach or default of any Material Agreement, which breach or default could reasonably be expected to have a Material Adverse Effect; or

(iii)       the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with any Purchaser or any Affiliate of the Purchaser.

(b)       This Agreement will automatically terminate if the Closing has not occurred prior to October 20, 2023, provided, however, that the Purchaser may extend such the Closing Date up to two times, by up to 30 days each extension, by notice to the Company, or unless extended by the mutual consent of the parties.

5.2          Effect of Termination. Notwithstanding anything to the contrary above, nothing contained in this Section 5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

ARTICLE VI

MISCELLANEOUS

6.1          Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion or exercise of any portion of the Note or the Warrant, respectively, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares.

6.2          Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its Advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, DTC fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Purchaser in addition to paying the cost of any counsel or other expenses incurred in rendering Rule 144 opinions of any the Purchaser upon request.

6.3          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4          Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, , (ii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of express courier service, fully prepaid, addressed to such address, or upon actual receipt of such delivery, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Ault Alliance, Inc., 11411 Southern Highlands Pkwy Suite 240, Las Vegas, NV 89141, Attn. William B. Horne, CEO, email: _________ with a copy by e-mail only (which shall not constitute notice) to: Ault Alliance, 100 Park Avenue, Suite 1658 New York, NY 10017, Attn: Henry Nisser, Esq., email: ____________, and (ii) if to the Purchaser, to: the addresses and email address indicated on the signature pages hereto.

6.5          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

6.8          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

6.9          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10        Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities at the Closing for the applicable statute of limitations.

6.11        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13        Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

6.14        Replacement of Securities.  If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon surrender and cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, destruction, or mutilation, and of the ownership of such Security.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bonds) associated with the issuance of such replacement Securities.

6.15        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16        Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17        Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts due thereunder have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.18        Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.19        Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.20        WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.21        Equitable Adjustment. Trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, if such events shall occur between the date of this Agreement and Closing.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AULT ALLIANCE, Inc.

By:
Name: William B. Horne
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGE TO AULT ALLIANCE, INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its duly authorized signatory as of the date first indicated above.

Name of Purchaser: Ault & Company, Inc.

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: Milton C. Ault, III

Title of Authorized Signatory: Chief Executive Officer

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

11411 Southern Highlands Pkwy, Suite 240

Las Vegas, NV 89141,

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: US$17,519,832

EIN Number, if applicable, will be provided under separate cover:

EXHIBIT A

10% Senior Secured Convertible Promissory Note

EXHIBIT B

Security Agreement

EXHIBIT C

Subordination Agreement

EXHIBIT D

Warrant

EXHIBIT E

Transfer Agent Instruction Letter